GrowGeneration Issues 2024 Year End Letter To Shareholders and Provides Business Update Including Preliminary Full Year 2024 Results

Includes Key 2024 Milestones and Outlook for 2025

DENVER, February 6, 2025 -- GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGen” or the “Company”), one of the largest retailers and distributors of specialty hydroponic and organic gardening products in the United States, today issued the following letter to shareholders commenting on the Company’s 2024 accomplishments, preliminary full year 2024 results and expectations and other operational updates from its Co-Founder and Chief Executive Officer Darren Lampert.

Dear Fellow Shareholders,
2024 was a year of significant transformation and progress for GrowGeneration. We accomplished a great deal and on behalf of our executive team and Board of Directors, I want to express our sincere gratitude to our shareholders for their loyalty and support as we’ve executed on our strategic restructuring plan to drive revenue growth, improve margins, and build a more efficient, profitable company.

A Year of Transformation
As we embark on a new year, I am excited to share the progress GrowGeneration has made in transforming into a product-driven organization with a business-to-business (B2B) customer focus. As part of this, we have been working to increase proprietary brand sales as a percentage of Cultivation and Gardening net sales. As a result, over 30% of our cultivation and gardening revenue in the fourth quarter of 2024 was driven from our proprietary products—a significant milestone towards driving higher margins and recurring revenue. This performance indicator aligns with our goal to grow proprietary brand sales to 35% as a percentage of Cultivation and Gardening net sales by the end of 2025.
Our proprietary brands such as Char Coir Coco, Drip Hydro nutrients and our Ion LED lighting solutions have been leading the charge. These innovative products, which are designed to reduce costs, improve yields, and deliver sustainability, have been widely adopted by some of the largest cultivators in the U.S. They are game-changers not only for cannabis operators, but also for vertical farming, greenhouses, and the expanding home gardening market.
Another key focus for us in 2024 was a digital transformation of sales throughout our entire organization with a B2B customer focus. Our new B2B e-commerce platform was launched during the fourth quarter of 2024 and customer feedback to date has been extremely positive. We intend to continue migrating transaction activity from our brick-and-mortar stores to our new digital platform. To complement this digital strategy, we have also been implementing a new fulfillment strategy, where commercial customers will shop online and have access to products at existing warehouse-style stores for convenient pickup.

During 2024, we further streamlined operations throughout our entire organization. We met our store closure target before year end and ahead of schedule, and maintained our focus on improving efficiencies, and reducing store and other operating expenses. We now have 31 operational stores and two regional distribution centers. At the same time, we have taken a number of actions to improve our operations, including reorganizing our sales, marketing, and administrative activities, rationalizing inventory, revisiting our strategic vendor relationships, and improving recovery of freight expense. All of these actions combined are expected to reduce expenses by approximately $12 million on an annualized basis, drive higher margins, and improve overall profitability.

Financial Strength and Momentum
In light of these achievements, I’m happy to deliver this update on our preliminary and unaudited 2024 results as well as other highlights of our progress. For the full year 2024, the Company anticipates:
•Total 2024 net sales in the range of $188 million to $190 million;
•Total 2024 proprietary brand sales in the range of $39 million to $40 million;
•Positive same store sales for full year 2024;
•Total 2024 storage solutions sales in the range of $25 million to $26 million;
•Ending the year with a debt-free balance sheet and a strong cash, cash equivalents and marketable securities position of more than $56 million.
With the improvements made to our cost structure and store footprint, we are well-positioned for profitability in 2025. We’ve streamlined operations and increased efficiency, allowing us to focus on recurring revenue from consumables, including our industry-leading Drip Hydro powders and sustainable Char Coir bio pots. Additionally, our margins are improving steadily as our product mix shifts further toward higher-margin brands, supported by reduced overhead and optimized store locations.

Looking Ahead - Driving Innovation and Market Expansion
With everything we accomplished last year, 2025 is poised to be a year of proprietary brand growth and innovation for GrowGeneration as we continue to increase private brands sales, solidify our operational efficiencies and expand strategically. Hydroponics and consumable products remain at the core of our business, with Drip Hydro’s powders providing the lowest cost per gallon of nutrients without sacrificing quality. Complementing this, our Char Coir bio pots, coins, and other coco-based products are helping us penetrate the big-box garden center market while promoting sustainability. Further, our Ion LED lighting solutions and investments in under-canopy and energy-efficient technology are helping growers reduce costs while increasing yields.
With our 31 operational stores located in high-demand regions and two regional distribution centers, GrowGeneration has built a scalable platform for both B2C and B2B growth. Through partnerships with Amazon and other wholesale partners, we are also extending our reach into the home gardening and greenhouse markets, opening exciting new revenue streams for the Company.
With a new presidential administration in Washington, we believe that the cannabis industry is positioned for modest growth with potential advancements tied to rescheduling cannabis to Schedule III and SAFER

Banking reforms. While uncertainties persist, our focus remains on enabling growth for our partners through innovative solutions, cost savings, and international supply chain enhancements.
In addition to driving organic growth, we also continue to identify opportunities to accelerate our growth through strategic, targeted M&A. With a debt-free balance sheet and a strong cash position, we remain focused on acquiring businesses that complement our product portfolio and expand our market share. Every acquisition is a strategic step toward becoming the dominant supplier of innovative, sustainable, and cost-saving solutions for growers nationwide.
In closing, GrowGeneration’s evolution has been bold, and our efforts are yielding results. With restructuring largely behind us, an improved cost structure, and a focus on higher-margin products, 2025 is set to be a pivotal year of growth, profitability, and innovation. Our transformation into a product-driven B2B organization positions us not only to lead in the hydroponics and cultivation sectors but also to grow across diverse verticals.
We are confident in the foundation we’ve built and the path forward. On behalf of the entire GrowGeneration team, I thank you for your continued trust and support as we enter this exciting next chapter. I look forward to sharing more exciting news with you in 2025.
Sincerely,

Darren Lampert
Chairman and CEO
GrowGeneration

About GrowGeneration Corp:
GrowGen is a leading developer, marketer, retailer, and distributor of products for both indoor and outdoor hydroponic and organic gardening, as well as customized storage solutions. GrowGen carries and sells thousands of products, such as nutrients, additives, growing media, lighting, environmental control systems, and benching and racking, including proprietary brands such as Char Coir, Drip Hydro, Power Si, Ion lights, The Harvest Company, and more. Incorporated in Colorado in 2014, GrowGen is the largest chain of specialty retail hydroponic and organic garden centers in the United States. The Company also operates an online B2B marketplace for cultivators at growgeneration.com, as well as a wholesale business for resellers, GrowGen Distribution, and a benching, racking, and storage solutions business, Mobile Media or MMI.

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Forward Looking Statements:
This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the Company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “expect,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the Company’s website, at: www.growgeneration.com.

Contacts:
KCSA Strategic Communications
Philip Carlson
Managing Director
T: 212-896-1233
E: GrowGen@kcsa.com